CITIFUNDS TRUST III
SUBADVISORY AGREEMENT


This SUBADVISORY AGREEMENT ("Agreement") is made this 1st day of August, 2006, by and between Legg Mason Partners
Fund Advisor, LLC, a Delaware limited
liability company (the "Manager"), and
Western Asset Management Company a
California corporation (the "Subadviser").

WHEREAS, the Manager has been retained
by CitiFunds Trust III (the "Trust"),
a registered management investment
company under the Investment Company Act of 1940, as amended (the "1940 Act") to provide investment advisory, management, and administrative services to the Trust with respect to certain series of the Trust; and

WHEREAS, the Manager wishes to
engage the Subadviser to
provide certain investment advisory
services to the Trust with respect
to the series of the
Trust designated in Schedule A annexed
hereto (the "Fund") and Subadviser is
willing to furnish such services on
the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the
promises and mutual
covenants herein contained, it is
agreed as follows:

1.	In accordance with and subject
to the Management Agreement between the
Trust and the Manager with respect to the Fund (the "Management Agreement"), the
Manager hereby appoints the Subadviser
to act as Subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. The Manager shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund's affairs. Manager shall furnish the Subadviser with such other documents and information with regard to the Fund's affairs as the Subadviser may from time to time reasonably request.

3.	(a)	Subject to the supervision
of the Trust's Board of Trustees (the "Board") and the Manager, the Subadviser shall regularly provide the Fund with respect to such portion of the Fund's assets as shall be allocated to the Subadviser by the Manager from time to time (the "Allocated Assets") with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund's investment objectives, policies and restrictions, as stated in the Fund's current Prospectus and Statement of Additional Information. The
Subadviser shall, with respect to the
Allocated Assets, determine from time
to time what securities and
other investments will be purchased
(including, as permitted in accordance
with this paragraph, swap
agreements, options and futures),
retained, sold or exchanged by the
Fund and what portion of the
Allocated Assets will be held in
the various securities
and other investments in which the
Fund invests, and shall implement
those decisions (including the
execution of investment documentation),
all subject to the provisions of the
Trust's Declaration of Trust and
By-Laws (collectively, the "Governing
Documents"), the 1940 Act, and the
applicable rules and regulations
promulgated thereunder by the
Securities and Exchange Commission
(the "SEC") and interpretive guidance
issued thereunder by the
SEC staff and any other applicable
federal and state law, as well as the
investment objectives, policies and
restrictions of the Fund referred to
above, and any other specific policies
adopted by the Board and
disclosed to the Subadviser. The
Subadviser is authorized
as the agent of the Trust to give
instructions with respect to the Allocated
Assets to the custodian of
the Fund as to deliveries of securities
and otherinvestments and payments of
cash for the account of the
Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of a Fund in one or more investment companies. The Subadviser will place orders pursuant to its investment determinations for the
Fund either directly with the issuer
or with any broker or dealer, foreign
currency dealer, futures
commission merchant or others
selected by it. In connection with the
selection of such brokers or
dealers and the placing of such orders,
subject to applicable law, brokers or
dealers may be selected
who also provide brokerage and
research services (as those terms are
defined in Section 28(e) of the
Securities Exchange Act of 1934, as
amended (the "Exchange Act")) to the
Funds and/or the other
accounts over which the Subadviser or
its affiliates exercise investment
discretion. The Subadviser is
authorized to pay a broker or
dealer who provides such brokerage
and research services a commission for
executing a portfolio transaction for
a Fund which is in excess of the amount
of commission another broker or dealer
would have charged for effecting that
transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser's authority regarding the execution of the Fund's portfolio transactions provided herein. The Subadviser shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Allocated Assets subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board.

(b)	The Fund hereby authorizes any
entity or person associated with the
Subadviser which is a member of a
national securities exchange to effect
any transaction on the exchange for the
account of the Fund which is
permitted by Section 11(a) of the
Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).
Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of a Fund, nor will it purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between a Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by a Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

4.	The Subadviser may delegate to
any other one or more companies that the Subadviser controls, is controlled by, or is under common control with, or to specified employees of any such companies, certain of the Subadviser's duties under this Agreement, provided in each case the Subadviser will supervise the activities of each such entity or employees thereof, that such delegation will not relieve the Subadviser of any of its duties or obligations under this Agreement and provided further that any such arrangements are entered into in accordance with all applicable requirements of the 1940 Act.

5.	The Subadviser agrees that it will
keep records relating to its services
hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

6.	(a)	The Subadviser, at its expense,
shall supply the Board, the officers of the Trust, and the Manager with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder.

(b)	The Subadviser shall bear all
expenses, and shall furnish
all necessary services, facilities and
personnel, in connection
with its responsibilities under this Agreement.
Other than as herein specifically indicated, the Subadviser shall not be responsible for the Fund's expenses, including, without limitation, advisory fees; distribution fees; interest; taxes; governmental fees;
voluntary assessments and other expenses incurred in connection with membership in investment company organizations;
organization costs of the Fund; the cost
(including brokerage commissions,
transaction fees or charges,
if any) in connection with the purchase
or sale of the Fund's securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents;
legal expenses; loan commitment fees;
expenses relating to share certificates;
expenses relating to the issuing and redemption or repurchase of the Fund's shares and servicing shareholder accounts; expenses of registering and qualifying the Fund's shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund's shareholders; costs of stationery;
website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund; Board fees;
audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any; and the Fund's pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees;
litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Board members and officers with respect thereto.

7.	No member of the Board, officer or
employee of the Trust or Fund shall receive from the Trust or Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide.
This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Subadviser's or any affiliated company's staff.

8.	As compensation for the services
performed by the Subadviser,
including the services of any consultants retained by the Subadviser, the Manager shall pay the Subadviser out of the management fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Subadviser or all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund or the portion thereof comprising the Allocated Assets shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York
Stock Exchange, or such other time as may be determined by the Board.

9.	The Subadviser assumes no
responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for a Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to the Manager or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this
Section 9, the term "Subadviser" shall
include any affiliates of the
Subadviser performing services for the
Trust or the Fund contemplated hereby
and the partners, shareholders,
directors, officers and employees of the Subadviser and such affiliates.

10.	Nothing in this Agreement shall
limit or restrict the right of any director, officer, or employee of the Subadviser who may also be a Board member, officer, or employee of the Trust or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.
If the purchase or sale of securities
consistent with the investment policies of a Fund or one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the
Subadviser's policies and
procedures as presented to the Board
from time to time.

11.	For the purposes of this
Agreement, the Fund's "net assets"
shall be determined as provided in the
Fund's then-current Prospectus and
Statement of Additional
Information and the terms "assignment,"
"interested person," and "majority of
the outstanding voting securities" shall have the meanings given to them by
Section 2(a) of the 1940 Act, subject
to such exemptions as may be granted by
the SEC by any rule, regulation or order.

12.	This Agreement will become
effective with respect to the Fund on
the date set forth opposite the Fund's
name on Schedule A annexed hereto,
provided that it shall
have been approved by he Trust's Board and, if so required by the 1940 Act, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect through
November 30, 2007.  Thereafter, if not
terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

13.	This Agreement is terminable with
respect to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days' nor less than 30 days' written notice to the Subadviser, or by the Subadviser upon not less than 90 days' written notice to the Fund and the Manager, and will be terminated upon the mutual written consent of the Manager and the Subadviser. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by the Manager without the consent of the Subadviser.

14.	The Subadviser agrees that for any
claim by it against the Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.

15.	No provision of this Agreement
may be changed, waived, discharged or
terminated orally, but only
by an instrument in writing signed by
the party against which enforcement of
the change, waiver, discharge or
termination is sought, and no material
amendment of the Agreement shall be
effective until approved, if so
required by the 1940 Act, by vote of
the holders of a majority of the Fund's
outstanding voting securities.

16.	This Agreement, and any
supplemental terms contained
on Annex I hereto, if applicable,
embodies the entire agreement and
understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding on and shall
inure to the benefit of the parties hereto and their respective successors.

17.	This Agreement shall be construed
and the provisions thereof interpreted under and in accordance with the laws of the State of New York.
[signature page to follow]


IN WITNESS WHEREOF, the parties hereto
have caused this
Agreement to be executed by their
officers thereunto duly authorized.

LEGG MASON PARTNERS FUND ADVISOR, LLC
By:	_______________________________
Name:
Title:
WESTERN ASSET MANAGEMENT COMPANY
By:	_______________________________
Name:
Title:

The foregoing is acknowledged:

The undersigned officer of the Trust has
executed this Agreement not individually
but in his/her capacity as an officer of
the Trust. The Trust does
not hereby undertake, on behalf of the Fund or
otherwise, any obligation to the Subadviser.
CITIFUNDS TRUST III
By:	_______________________________
Name:
Title:


ANNEX I


Not applicable.




SCHEDULE A


Citi California Tax Free Reserves
Date:
August 1, 2006
Fee:
The sub-advisory fee will be 70% of the
management fee paid to Legg Mason Partners
Fund Advisor, LLC, net of expense waivers and reimbursements.



Citi Cash Reserves
Date:
August 1, 2006
Fee:
The sub-advisory fee will be 70% of the
management fee paid to Legg Mason Partners
Fund Advisor, LLC, net of
expense waivers and reimbursements.


Citi Connecticut Tax Free Reserves
(included Smith Barney
Connecticut Money Market Portfolio,
Class A and Class Y)
Date:
August 1, 2006
Fee:
The sub-advisory fee will be 70% of the
management fee
paid to Legg Mason Partners Fund Advisor,
LLC, net of
expense waivers and reimbursements.


Citi New York Tax Free Reserves
Date:
August 1, 2006
Fee:
The sub-advisory fee will be 70% of the
management fee
paid to Legg Mason Partners Fund Advisor,
LLC, net of expense
waivers and reimbursements.

Citi Tax Free Reserves
Date:
August 1, 2006
Fee:
The sub-advisory fee will be 70% of the
management fee
paid to Legg Mason Partners Fund Advisor,
LLC, net of
expense waivers and reimbursements.

Citi U.S. Treasury Reserves
Date:
August 1, 2006
Fee:
The sub-advisory fee will be 70% of the
management fee
paid to Legg Mason Partners Fund Advisor,
LLC, net of
expense waivers and reimbursements.